Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)

HERSHA HOSPITALITY TRUST
(Exact name of registrant, sponsor and depositor as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Priority Class A common shares of beneficial interest	—	2,600,323	$9.30	—	0.0000927	$2,241.76
Fees Previously Paid			457(o)	—	—
Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets								—
Net Fee Due								—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filer Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—